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                       CUSTODIAN CONTRACT
                             Between
             ALLIANCE MORTGAGE STRATEGY TRUST, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY






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                        TABLE OF CONTENTS

1.   Employment of Custodian and Property to be Held By
     it.................................................

2.   Duties of the of the Custodian with Respect to
     Property of the Fund Held by the Custodian.........
     2.1   Holding Securities...........................
     2.2   Delivery of Securities.......................
     2.3   Registration of Securities...................
     2.4   Bank Accounts................................
     2.5   Payments for Shares..........................
     2.6   Availability of Federal Funds................
     2.7   Collection of Income.........................
     2.8   Payment of Fund Monies.......................
     2.9   Liability for Payment in Advance of Receipt
           of Securities Purchased......................
     2.10  Payments for Repurchases or Redemptions of
           Shares of the Fund...........................
     2.11  Appointment of Agents........................
     2.12  Deposit of Fund Assets in Securities System..
     2.12A Fund Assets Held in the Custodian's Direct
           Paper System.................................
     2.13  Segregated Account...........................
     2.14  Ownership Certificates for Tax Purposes......
     2.15  Proxies......................................
     2.16  Communications Relating to Fund Portfolio
           Securities...................................
     2.17  Proper Instructions..........................
     2.18  Actions Permitted Without Express Authority..
     2.19  Evidence of Authority........................

3.   Duties of Custodian With Respect to the Books of
     Account and Calculation of Net Asset Value and Net
     Income.............................................

4.   Records...........................

5.   Opinion of Fund's Independent Accountant...........

6.   Reports to Fund by Independent Public Accountants..

7.   Compensation of Custodian..........................

8.   Responsibility of Custodian........................

9.   Effective Period, Termination and Amendment........

10.  Successor Custodian................................

11.  Interpretive and Additional Provisions ............


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12.  Massachusetts Law to Apply.........................

13.  Prior Contracts....................................


















































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                       CUSTODIAN CONTRACT

         This Contract between Alliance Mortgage Strategy Trust,

Inc., a corporation organized and existing under the laws of

Maryland, having its principal place of business at 1345 Avenue of the Americas, New York, New York 10105 hereinafter called the

"Fund", and State Street Bank and Trust Company, a Massachusetts

trust company, having its principal place of business at 225

Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH, that in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of its assets pursuant to the provisions of the Articles of

Incorporation.  The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock ("Shares") of the Fund as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of the Fund held or received by the

Fund and not delivered to the Custodian.






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         Upon receipt of "Proper Instructions" (within the

meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Directors of the Fund, and

provided that the Custodian shall have no more or less

responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-

custodian has to the Custodian.

2.       Duties of the Custodian with Respect to Property of the

Fund Held By the Custodian

2.1      Holding Securities.  The Custodian shall hold and

         physically segregate for the account of the Fund all

         non-cash property, including all securities owned by the

         Fund, other than (a) securities which are maintained

         pursuant to Section 2.12 in a clearing agency which acts

         as a securities depository or in a book-entry system

         authorized by the U.S. Department of the Treasury,

         collectively referred to herein as a "Securities System"

         and (b) commercial paper of an issuer for which State

         Street Bank and Trust Company acts as issuing and paying

         agent ("Direct Paper") which is deposited and/or

         maintained in the Direct Paper System of the Custodian

         pursuant to Section 2.12A.

2.2      Delivery of Securities.  The Custodian shall release and

         deliver securities owned by the Fund held by the




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         Custodian or in a Securities System account of the

         Custodian or in the Custodian's Direct Paper book entry

         system account ("Direct Paper Account") only upon

         receipt of Proper Instructions, which may be continuing

         instructions when deemed appropriate by the parties,

         only in the following cases:

              1)   Upon sale of such securities for the account

                   of the Fund and receipt of payment therefor;

              2)   Upon the receipt of payment in connection with

                   any repurchase agreement related to such

                   securities entered into by the Fund;

              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.12 hereof;

              4)   To the depository agent in connection with

                   tender or other similar offers for portfolio

                   securities of the Fund;

              5)   To the issuer thereof or its agent when such

                   securities are called, redeemed, retired or

                   otherwise become payable; provided that, in

                   any such case, the cash or other consideration

                   is to be delivered to the Custodian;

              6)   To the issuer thereof, or its agent, for

                   transfer into the name of the Fund or into the

                   name of any nominee or nominees of the




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                   Custodian or into the name or nominee name of

                   any agent appointed pursuant to Section 2.11

                   or into the name or nominee name of any sub-

                   custodian appointed pursuant to Article 1; or

                   for exchange for a different number of bonds,

                   certificates or other evidence representing

                   the same aggregate face amount or number of

                   units; provided that, in any such case, the

                   new securities are to be delivered to the

                   Custodian;

              7)   Upon the sale of such securities for the

                   account of the Fund, to the broker or its

                   clearing agent, against a receipt, for

                   examination in accordance with "street

                   delivery" custom; provided that in any such

                   case, the Custodian shall have no

                   responsibility or liability for any loss

                   arising from the delivery of such securities

                   prior to receiving payment for such securities

                   except as may arise from the Custodian's own

                   negligence or willful misconduct;

              8)   For exchange or conversion pursuant to any

                   plan of merger, consolidation,

                   recapitalization, reorganization or

                   readjustment of the securities of the issuer




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                   of such securities, or pursuant to provisions

                   for conversion contained in such securities,

                   or pursuant to any deposit agreement; provided

                   that, in any such case, the new securities and

                   cash, if any, are to be delivered to the

                   Custodian;

              9)   In the case of warrants, rights or similar

                   securities, the surrender thereof in the

                   exercise of such warrants, rights or similar

                   securities or the surrender of interim

                   receipts or temporary securities for

                   definitive securities; provided that, in any

                   such case, the new securities and cash, if

                   any, are to be delivered to the Custodian;

              10)  For delivery in connection with any loans of

                   securities made by the Fund, but only against

                   receipt of adequate collateral as agreed upon

                   from time to time by the Custodian and the

                   Fund, which may be in the form of cash or

                   obligations issued by the United States

                   government, its agencies or instrumentalities,

                   except that in connection with any loans for

                   which collateral is to be credited to the

                   Custodian's account in the book-entry system

                   authorized by the U.S. Department of the




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                   Treasury, the Custodian will not be held

                   liable or responsible for the delivery of

                   securities owned by the Fund prior to the

                   receipt of such collateral;

              11)  For delivery as security in connection with

                   any borrowings by the Fund requiring a pledge

                   of assets by the Fund, but only against

                   receipt of amounts borrowed;

              12)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the Custodian

                   and a broker-dealer registered under the

                   Securities Exchange Act of 1934 (the "Exchange

                   Act") and a member of The National Association

                   of Securities Dealers, Inc. ("NASD"), relating

                   to compliance with the rules of The Options

                   Clearing Corporation and of any registered

                   national securities exchange, or of any

                   similar organization or organizations,

                   regarding escrow or other arrangements in

                   connection with transactions by the Fund;

              13)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the

                   Custodian, and a Futures Commission Merchant

                   registered under the Commodity Exchange Act,

                   relating to compliance with the rules of the




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                   Commodity Futures Trading Commission and/or

                   any Contract Market, or any similar

                   organization or organizations, regarding

                   account deposits in connection with

                   transactions by the Fund;

              14)  Upon receipt of instructions from the transfer

                   agent ("Transfer Agent") for the Fund, for

                   delivery to such Transfer Agent or to the

                   holders of shares in connection with

                   distributions in kind, as may be described

                   from time to time in the Fund's currently

                   effective prospectus and statement of

                   additional information ("prospectus"), in

                   satisfaction of requests by holders of Shares

                   for repurchase or redemption; and

              15)  For any other proper corporate purpose, but

                   only upon receipt of, in addition to Proper

                   Instructions, a certified copy of a resolution

                   of the Board of Directors or of the Executive

                   Committee signed by an officer of the Fund and

                   certified by the Secretary or an Assistant

                   Secretary, specifying the securities to be

                   delivered, setting forth the purpose for which

                   such delivery is to be made, declaring such

                   purpose to be a proper corporate purpose, and




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                   naming the person or persons to whom delivery

                   of such securities shall be made.

2.3      Registration of Securities.  Securities held by the

         Custodian (other than bearer securities) shall be

         registered in the name of the Fund or in the name of any

         nominee of the Fund or of any nominee of the Custodian

         which nominee shall be assigned exclusively to the Fund,

         unless the Fund has authorized in writing the

         appointment of a nominee to be used in common with other

         registered investment companies having the same

         investment adviser as the Fund, or in the name or

         nominee name of any agent appointed pursuant to Section

         2.11 or in the name or nominee name of any sub-custodian

         appointed pursuant to Article 1.  All securities

         accepted by the Custodian on behalf of the Fund under

         the terms of this Contract shall be in "street name" or

         other good delivery form.  If, however, the Fund directs

         the Custodian to maintain securities in "street name",

         the Custodian shall utilize its best efforts only to

         timely collect income due the Fund on such securities

         and to notify the Fund on a best efforts basis only of

         relevant corporate actions including, without

         limitation, pendency of calls, maturities, tender or

         exchange offers.






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2.4      Bank Accounts.  The Custodian shall open and maintain a

         separate bank account or accounts in the name of the

         Fund, subject only to draft or order by the Custodian

         acting pursuant to the terms of this Contract, and shall

         hold in such account or accounts, subject to the

         provisions hereof, all cash received by it from or for

         the account of the Fund, other than cash maintained by

         the Fund in a bank account established and used in

         accordance with Rule 17f-3 under the Investment Company

         Act of 1940.  Funds held by the Custodian for the Fund

         may be deposited by it to its credit as Custodian in the

         Banking Department of the Custodian or in such other

         banks or trust companies as it may in its discretion

         deem necessary or desirable; provided, however, that

         every such bank or trust company shall be qualified to

         act as a custodian under the Investment Company Act of

         1940 and that each such bank or trust company and the

         funds to be deposited with each such bank or trust

         company shall be approved by vote of a majority of the

         Board of Directors of the Fund.  Such funds shall be

         deposited by the Custodian in its capacity as Custodian

         and shall be withdrawable by the Custodian only in that

         capacity.

2.5      Payments for Shares.  The Custodian shall receive from

         the distributor for the Fund's Shares or from the




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         Transfer Agent of the Fund and deposit into the Fund's

         account such payments as are received for Shares of the

         Fund issued or sold from time to time by the Fund.  The

         Custodian will provide timely notification to the Fund

         and the Transfer Agent of any receipt by it of payments

         for Shares of the Fund.

2.6      Availability of Federal Funds.  Upon mutual agreement

         between the Fund and the Custodian, the Custodian shall,

         upon the receipt of Proper Instructions, make federal

         funds available to the Fund as of specified times agreed

         upon from time to time by the Fund and the Custodian in

         the amount of checks received in payment for Shares of

         the Fund which are deposited into the Fund's account.

2.7      Collection of Income.  Subject to the provisions of

         Section 2.3, the Custodian shall collect on a timely

         basis all income and other payments with respect to

         registered securities held hereunder to which the Fund

         shall be entitled either by law or pursuant to custom in

         the securities business, and shall collect on a timely

         basis all income and other payments with respect to

         bearer securities if, on the date of payment by the

         issuer, such securities are held by the Custodian or its

         agent thereof and shall credit such income, as

         collected, to the Fund's custodian account.  Without

         limiting the generality of the foregoing, the Custodian




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         shall detach and present for payment all coupons and

         other income items requiring presentation as and when

         they become due and shall collect interest when due on

         securities held hereunder.  Income due the Fund on

         securities loaned pursuant to the provisions of Section

         2.2 (10) shall be the responsibility of the Fund.  The

         Custodian will have no duty or responsibility in

         connection therewith, other than to provide the Fund

         with such information or data as may be necessary to

         assist the Fund in arranging for the timely delivery to

         the Custodian of the income to which the Fund is

         properly entitled.

2.8      Payment of Fund Monies.  Upon receipt of Proper

         Instructions, which may be continuing instructions when

         deemed appropriate by the parties, the Custodian shall

         pay out monies of the Fund in the following cases only:

              1)   Upon the purchase of securities, options,

                   futures contracts or options on futures

                   contracts for the account of the Fund but only

                   (a) against the delivery of such securities or

                   evidence of title to such options, futures

                   contracts or options on futures contracts, to

                   the Custodian (or any bank, banking firm or

                   trust company doing business in the United

                   States or abroad which is qualified under the




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                   Investment Company Act of 1940, as amended, to

                   act as a custodian and has been designated by

                   the Custodian as its agent for this purpose)

                   registered in the name of the Fund or in the

                   name of a nominee of the Custodian referred to

                   in Section 2.3 hereof or in proper form for

                   transfer; (b) in the case of a purchase

                   effected through a Securities System, in

                   accordance with the conditions set forth in

                   Section 2.12 hereof; (c) in the case of a

                   purchase involving the Direct Paper System, in

                   accordance with the conditions set forth in

                   Section 2.12A; (d) in the case of repurchase

                   agreements entered into between the Fund and

                   the Custodian, or another bank, or a broker-

                   dealer which is a member of NASD, (i) against

                   delivery of the securities either in

                   certificate form or through an entry crediting

                   the Custodian's account at the Federal Reserve

                   Bank with such securities or (ii) against

                   delivery of the receipt evidencing purchase by

                   the Fund of securities owned by the Custodian

                   along with written evidence of the agreement

                   by the Custodian to repurchase such securities

                   from the Fund or (e) for transfer to a time




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                   deposit account of the Fund in any bank,

                   whether domestic or foreign; such transfer may

                   be effected prior to receipt of a confirmation

                   from a broker and/or the applicable bank

                   pursuant to Proper Instructions from the Fund

                   as defined in Section 2.17;

              2)   In connection with conversion, exchange or

                   surrender of securities owned by the Fund as

                   set forth in Section 2.2 hereof;

              3)   For the redemption or repurchase of Shares

                   issued by the Fund as set forth in Section

                   2.10 hereof;

              4)   For the payment of any expense or liability

                   incurred by the Fund, including but not

                   limited to the following payments for the

                   account of the Fund: interest, taxes,

                   management, accounting, transfer agent and

                   legal fees, and operating expenses of the Fund

                   whether or not such expenses are to be in

                   whole or part capitalized or treated as

                   deferred expenses;

              5)   For the payment of any dividends declared

                   pursuant to the governing documents of the

                   Fund;






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              6)   For payment of the amount of dividends

                   received in respect of securities sold short;

              7)   For any other proper purpose, but only upon

                   receipt of, in addition to Proper

                   Instructions, a certified copy of a resolution

                   of the Board of Directors or of the Executive

                   Committee of the Fund signed by an officer of

                   the Fund and certified by its Secretary or an

                   Assistant Secretary, specifying the amount of

                   such payment, setting forth the purpose for

                   which such payment is to be made, declaring

                   such purpose to be a proper purpose, and

                   naming the person or persons to whom such

                   payment is to be made.

2.9      Liability for Payment in Advance of Receipt of

         Securities Purchased.  Except as specifically stated

         otherwise in this Contract, in any and every case where

         payment for purchase of securities for the account of

         the Fund is made by the Custodian in advance of receipt

         of the securities purchased in the absence of specific

         written instructions from the Fund to so pay in advance,

         the Custodian shall be absolutely liable to the Fund for

         such securities to the same extent as if the securities

         had been received by the Custodian.






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2.10     Payments for Repurchases or Redemptions of Shares of he

         Fund.  From such funds as may be available for the

         purpose but subject to the limitations of the Articles

         of Incorporation and any applicable votes of the Board

         of Directors of the Fund pursuant thereto, the Custodian

         shall, upon receipt of instructions from the Transfer

         Agent, make funds available for payment to holders of

         Shares who have delivered to the Transfer Agent a

         request for redemption or repurchase of their Shares.

         In connection with the redemption or repurchase of

         Shares of the Fund, the Custodian is authorized upon

         receipt of instructions from the Transfer Agent to wire

         funds to or through a commercial bank designated by the

         redeeming shareholders.  In connection with the

         redemption or repurchase of Shares of the Fund, the

         Custodian shall honor checks drawn on the Custodian by a

         holder of Shares, which checks have been furnished by

         the Fund to the holder of Shares, when presented to the

         Custodian in accordance with such procedures and

         controls as are mutually agreed upon from time to time

         between the Fund and the Custodian.

2.11     Appointment of Agents.  The Custodian may at any time or

         times in its discretion appoint (and may at any time

         remove) any other bank or trust company which is itself

         qualified under the Investment Company Act of 1940, as




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         amended, to act as a custodian, as its agent to carry

         out such of the provisions of this Article 2 as the

         Custodian may from time to time direct; provided,

         however, that the appointment of any agent shall not

         relieve the Custodian of its responsibilities or

         liabilities hereunder.

2.12     Deposit of Fund Assets in Securities Systems.  The

         Custodian may deposit and/or maintain securities owned

         by the Fund in a clearing agency registered with the

         Securities and Exchange Commission under Section 17A of

         the Securities Exchange Act of 1934, which acts as a

         securities depository, or in the book-entry system

         authorized by the U.S. Department of the Treasury and

         certain federal agencies, collectively referred to

         herein as "Securities System" in accordance with

         applicable Federal Reserve Board and Securities and

         Exchange Commission rules and regulations, if any, and

         subject to the following provisions:

              1)   The Custodian may keep securities of the Fund

                   in a Securities System provided that such

                   securities are represented in an account

                   ("Account") of the Custodian in the Securities

                   System which shall not include any assets of

                   the Custodian other than assets held as a






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                   fiduciary, custodian or otherwise for

                   customers;

              2)   The records of the Custodian with respect to

                   securities of the Fund which are maintained in

                   a Securities System shall identify by book-

                   entry those securities belonging to the Fund;

              3)   The Custodian shall pay for securities

                   purchased for the account of the Fund upon (i)

                   receipt of advice from the Securities System

                   that such securities have been transferred to

                   the Account, and (ii) the making of an entry

                   on the records of the Custodian to reflect

                   such payment and transfer for the account of

                   the Fund.  The Custodian shall transfer

                   securities sold for the account of the Fund

                   upon (i) receipt of advice from the Securities

                   System that payment for such securities has

                   been transferred to the Account, and (ii) the

                   making of an entry on the records of the

                   Custodian to reflect such transfer and payment

                   for the account of the Fund.  Copies of all

                   advices from the Securities System of

                   transfers of securities for the account of the

                   Fund shall identify the Fund, be maintained

                   for the Fund by the Custodian and be provided




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                   to the Fund at its request.  Upon request, the

                   Custodian shall furnish the Fund confirmation

                   of each transfer to or from the account of the

                   Fund in the form of a written advice or notice

                   and shall furnish to the Fund copies of daily

                   transaction sheets reflecting each day's

                   transactions in the Securities System for the

                   account of the Fund.

              4)   The Custodian shall provide the Fund with any

                   report obtained by the Custodian on the

                   Securities System's accounting system,

                   internal accounting control and procedures for

                   safeguarding securities deposited in the

                   Securities System;

              5)   The Custodian shall have received the initial

                   or annual certificate, as the case may be,

                   required by Article 9 hereof;

              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be liable

                   to the Fund for any loss or damage to the Fund

                   resulting from use of the Securities System by

                   reason of any negligence, misfeasance or

                   misconduct of the Custodian or any of its

                   agents or of any of its or their employees or

                   from failure of the Custodian or any such




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                   agent to enforce effectively such rights as it

                   may have against the Securities System; at the

                   election of the Fund, it shall be entitled to

                   be subrogated to the rights the Custodian with

                   respect to any claim other against the

                   Securities System or any person which the

                   Custodian may have as a consequence of any

                   such loss or damage if and to the extent that

                   the Fund has not been made whole for any such

                   loss or damage.

2.12A    Fund Assets Held in the Custodian's Direct Paper System

         The Custodian may deposit and/or maintain securities

         owned by the Fund in the Direct Paper System of the

         Custodian subject to the following provisions:

              1)   No transaction relating to securities in the

                   Direct Paper System will be effected in the

                   absence of Proper Instructions;

              2)   The Custodian may keep securities of the Fund

                   in the Direct Paper System only if such

                   securities are represented in an account

                   ("Account") of the Custodian in the Direct

                   Paper System which shall not include any

                   assets of the Custodian other than assets held

                   as a fiduciary, custodian or otherwise for

                   customers;




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              3)   The records of the Custodian with respect to

                   securities of the Fund which are maintained in

                   the Direct Paper System shall identify by

                   book-entry those securities belonging to the

                   Fund;

              4)   The Custodian shall pay for securities

                   purchased for the account of the Fund upon the

                   making of an entry on the records of the

                   Custodian to reflect such payment and transfer

                   of securities to the account of the Fund.  The

                   Custodian shall transfer securities sold for

                   the account of the Fund upon the making of an

                   entry on the records of the Custodian to

                   reflect such transfer and receipt of payment

                   for the account of the Fund;

              5)   The Custodian shall furnish the Fund

                   confirmation of each transfer to or from the

                   account of the Fund, in the form of a written

                   advice or notice, of Direct Paper on the next

                   business day following such transfer and shall

                   furnish to the Fund copies of daily

                   transaction sheets reflecting each day's

                   transaction in the Securities System for the

                   account of the Fund;






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              6)   The Custodian shall provide the Fund with any

                   report on its system of internal accounting

                   control as the Fund may reasonably request

                   from time to time.

2.13     Segregated Account.  The Custodian shall upon receipt of

         Proper Instructions establish and maintain a segregated

         account or accounts for and on behalf of the Fund, into

         which account or accounts may be transferred cash and/or

         securities, including securities maintained in an

         account by the Custodian pursuant to Section 2.12

         hereof, (i) in accordance with the provisions of any

         agreement among the Fund, the Custodian and a broker-

         dealer registered under the Exchange Act and a member of

         the NASD (or any futures commission merchant registered

         under the Commodity Exchange Act), relating to

         compliance with the rules of The Options Clearing

         Corporation and of any registered national securities

         exchange (or the Commodity Futures Trading Commission or

         any registered contract market.), or of any similar

         organization or organizations, regarding escrow or other

         arrangements in connection with transactions by the

         Fund, (ii) for purposes of segregating cash or

         government securities in connection with options

         purchased, sold or written by the Fund or commodity

         futures contracts or options thereon purchased or sold by the Fund, (iii) for the purpose of compliance by the

         Fund with the procedures required by Investment Company

         Act Release No. 10666, or any subsequent release or

         releases of the Securities and Exchange Commission

         relating to the maintenance of segregated accounts by

         registered investment companies and (iv) for other

         proper corporate purposes, but only, in the case of

         clause (iv), upon receipt of, in addition to Proper

         Instructions, a certified copy of a resolution of the

         Board of Directors or of the Executive Committee signed

         by an officer of the Fund and certified by the Secretary

         or an Assistant Secretary, setting forth the purpose or

         purposes of such segregated account and declaring such

         purposes to be proper corporate purposes.

2.14     Ownership Certificates for Tax Purposes.  The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to securities of the Fund held by it and in

         connection with transfers of securities.

2.15     Proxies.  The Custodian shall, with respect to the

         securities held hereunder, cause to be promptly executed

         by the registered holder of such securities, if the

         securities are registered otherwise than in the name of

         the Fund or a nominee of the Fund, all proxies, without




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         indication of the manner in which such proxies are to be

         voted, and shall promptly deliver to the Fund such

         proxies, all proxy soliciting materials and all notices

         relating to such securities.

2.16     Communications Relating to Fund Portfolio Securities

         Subject to the provisions of Section 2.3, the Custodian

         shall transmit promptly to the Fund all written

         information (including, without limitation, pendency of

         calls and maturities of securities and expirations of

         rights in connection therewith and notices of exercise

         of call and put options written by the Fund and the

         maturity of futures contracts purchased or sold by the

         Fund) received by the Custodian from issuers of the

         securities being held for the Fund.  With respect to

         tender or exchange offers, the Custodian shall transmit

         promptly to the Fund all written information received by

         the Custodian from issuers of the securities whose

         tender or exchange is sought and from the party (or his

         agents) making the tender or exchange offer.  If the

         Fund desires to take action with respect to any tender

         offer, exchange offer or any other similar transaction,

         the Fund shall notify the Custodian at least three

         business days prior to the date on which the Custodian

         is to take such action.

2.17     Proper Instructions.  Proper Instructions as used

         throughout this Article 2 means a writing signed or

         initialled by one or more person or persons as the Board

         of Directors shall have from time to time authorized.

         Each such writing shall set forth the specific

         transaction or type of transaction involved, including a

         specific statement of the purpose for which such action

         is requested.  Oral instructions will be considered

         Proper Instructions if the Custodian reasonably believes

         them to have been given by a person authorized to give

         such instructions with respect to the transaction

         involved.  The Fund shall cause all oral instructions to

         be confirmed in writing.  Upon receipt of a certificate

         of the Secretary or an Assistant Secretary as to the

         authorization by the Board of Directors of the Fund

         accompanied by a detailed description of procedures

         approved by the Board of Directors, Proper Instructions

         may include communications effected directly between

         electro-mechanical or electronic devices provided that

         the Board of Directors and the Custodian are satisfied

         that such procedures afford adequate safeguards for the

         Fund's assets.  For purposes of this Section, Proper

         Instructions shall include instructions received by the

         Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with

         Section 2.13.

2.18     Actions Permitted without Express Authority.  The

         Custodian may in its discretion, without express

         authority from the Fund:

              1)   make payments to itself or others for minor

                   expenses of handling securities or other

                   similar items relating to its duties under

                   this Contract, provided that all such payments

                   shall be accounted for to the Fund;

              2)   surrender securities in temporary form for

                   securities in definitive form;

              3)   endorse for collection, in the name of the

                   Fund, checks, drafts and other negotiable

                   instruments; and

              4)   in general, attend to all non-discretionary

                   details in connection with the sale, exchange,

                   substitution, purchase, transfer and other

                   dealings with the securities and property of

                   the Fund except as otherwise directed by the

                   Board of Directors of the Fund.

2.19     Evidence of Authority.  The Custodian shall be protected

         in acting upon any instructions, notice, request,

         consent, certificate or other instrument or paper

         believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the

         Board of Directors of the Fund as conclusive evidence

         (a) of the authority of any person to act in accordance

         with such vote or (b) of any determination or of any

         action by the Board of Directors pursuant to the

         Articles of Incorporation as described in such vote, and

         such vote  may be considered as in full force and effect

         until receipt by the Custodian of written notice to the

         contrary.

3.       Duties of Custodian with Respect to the Books of Account

         and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to  do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.

The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.       Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and

Exchange Commission.  The Custodian shall, at the Fund's request,

supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon

between the Fund and the Custodian, include certificate numbers in such tabulations.

5.       Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.       Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, at such times as

the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures

contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail,

as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

7.       Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

8.       Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options

agreement.  The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian, its affiliates,

subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements,

foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract,

except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any

property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement.

9.       Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an

annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the

Custodian shall not act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an

Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the

Fund may at any time by action of its Board of Directors

(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or

(ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.      Successor Custodian

         If a successor custodian shall be appointed by the Board

of Directors of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System.  Thereafter,

such bank or trust company shall be the successor of the

Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of

Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities,

funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provisions shall contravene any

applicable federal or state regulations or any provision of the

Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of the

Commonwealth of Massachusetts.

13.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as

of the           day of             1992.




ATTEST                       ALLIANCE MORTGAGE STRATEGY TRUST,
                                  INC


/s/ Jacqueline D. White           /s/ David H. Dievler
________________________     By:____________________________



ATTEST                       STATE STREET BANK AND TRUST COMPANY


/s/ James A. DePietro             /s/ Ronald E. Logue
_______________________      By:____________________________








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00250110.AY4